UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On September 29, 2020, Equitrans Midstream Corporation (the Company) made a prepayment to EQM Midstream Partners, LP (EQM), a wholly owned subsidiary of the Company, of all principal, interest, fees and other obligations outstanding under that certain Loan Agreement, dated as of March 3, 2020 (the Intercompany Loan Agreement), by and between the Company and EQM, including the outstanding principal amount of $650.0 million. The Intercompany Loan Agreement was terminated in connection with such payment in full without premium or penalty. Prior to its termination, the Intercompany Loan Agreement was scheduled to mature on March 3, 2023 and bore interest at a rate of 7.0% per annum.

Item 8.01 Other Events

On September 29, 2020, the Company made a prepayment to EQM of all principal, interest, fees and other obligations outstanding under that certain Promissory Note, dated as of March 5, 2020 (the Promissory Note), by and between the Company as borrower and EQT Corporation (EQT) as lender, that was assigned by EQT to EQM, including the outstanding principal amount of $195,820,075.29 as consideration for certain commercial terms, including potential reductions in gathering fees, contemplated in that certain Gas Gathering and Compression Agreement, dated as of February 26, 2020, by and between EQM Gathering Opco, LLC, a wholly owned subsidiary of the Company, EQT, EQT Production Company, Rice Drilling B LLC and EQT Energy, LLC. The Promissory Note was terminated in connection with such payment in full without premium or penalty. Prior to its termination, the Promissory Note was scheduled to mature on February 29, 2024 and bore interest at a rate of 7.0% per annum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: September 29, 2020	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer